December 1, 1999


Mr. Joe O'Brien, CFO
Phoenix Gold International, Inc.
9300 North Decatur
Portland, OR 97203

Dear Joe:

I am pleased to advise you that U.S. Bank National Association has renewed your revolving line of credit subject to the following terms and conditions:

         BORROWER:             Phoenix Gold International, Inc.

         GUARANTOR(S):         None.


         REVOLVING LINE OF CREDIT:
         -------------------------

         MAXIMUM LOAN AMOUNT:  $5,000,000.

         PURPOSE:              Operating funds.

         INTEREST RATE:        Borrower will have the option of:

                               1) Fully floating variable interest rate equal
                                  to Lender's Prime Rate (currently 8.50%),

                               2) London  Inter-Bank  Offering Rate
                                  (LIBOR)+ 1.75%(currently 7.18%, based on a 30-day LIBOR rate of 5.43%).

                       LIBOR advances are subject to:
                       ------------------------------
                       a) Minimum advance of $500,000, increments of $100,000
                          thereafter.
                       b) No prepayment is permitted.
                       c) Contracts may be fixed for 1, 2, or 3 months (not to
                          extend past
                          expiry date).
                       d) Two business days' notice  required with rates set
                          between 8:00 AM and 12:00 PM Pacific Coast Time.

                                                                          PAGE 2
                                                PHOENIX GOLD INTERNATIONAL, INC.
                                                                DECEMBER 1, 1999

                       THE INTEREST RATE CHARGED TO BORROWER IS TIED TO THE PRIME RATE OF U.S. BANK NATIONAL ASSOCIATION, COMPUTED ON THE BASIS OF A 360-DAY YEAR AND THE ACTUAL NUMBER OF DAYS ELAPSED. BORROWER IS ADVISED THAT U.S BANK NATIONAL ASSOCIATION'S PRIME RATE IS THE RATE OF INTEREST WHICH THE BANK FROM TIME TO TIME IDENTIFIES AND PUBLICLY ANNOUNCES AS ITS PRIME RATE, AND IS NOT NECESSARILY, FOR EXAMPLE, THE LOWEST RATE OF INTEREST WHICH THE BANK COLLECTS FROM ANY BORROWER OR GROUP OF BORROWERS.

         MATURITY DATE:        Payable on demand.

         REVIEW DATE:          December 31, 2000.

         REPAYMENT:            Optional advance note;  interest payable monthly,
                               principal payable upon demand, automated credit sweep on prime based borrowings.

                               REPAYMENT OF EACH ADVANCE RECEIVED BY THE BORROWER UNDER THE LINE OF CREDIT IS SUBJECT TO THE TERMS OF THE PROMISSORY NOTE EVIDENCING THAT ADVANCE AS WELL AS ALL TERMS AND CONDITIONS OF THIS LETTER. IN THE EVENT OF ANY CONFLICT BETWEEN THE TWO, THE TERMS AND CONDITIONS OF THE PROMISSORY NOTE SHALL CONTROL.

         LOAN FEE:             Upfront annual loan  fee of 1/8th of 1% ($6,250),
                               plus  all out of pocket expenses.

         COLLATERAL:           Perfected  first  priority  security  interest in
                               all  of  Borrower's  now   owned   and  hereafter
                               acquired accounts receivable and inventory.

         COSTS: Borrower shall be responsible for all of the Banks costs, expenses, fees, including attorneys fees, associated with the negotiation and documentation of these credit facilities.



                               FINANCIAL REPORTING
                               -------------------

1. Annual CPA audited financial statement to be provided within 90 days of the end of each fiscal year.

2. Monthly company prepared financial statements to be provided within 30 days of the end of each month.

3. Quarterly compliance certificate to be provided within 30 days of the end of each quarter.

                                                                          PAGE 3
                                                PHOENIX GOLD INTERNATIONAL, INC.
                                                                DECEMBER 1, 1999

                               FINANCIAL COVENANTS
                               -------------------

As long as indebted to Bank, Borrower is to be in compliance with the following financial benchmarks, as described below. All covenants to be tested on a quarterly basis.

         CURRENT RATIO:            Maintain a ratio of Current Assets to Current
                                   Liabilities  equal to or greater than  2.0:1.
                                   Current Ratio is defined as Current Assets divided by Current Liabilities

         TANGIBLE NET WORTH:       Maintain  a  Tangible  Net Worth in excess of
                                   $9,500,000.  Tangible Net Worth is defined as
                                   Net Worth minus any  intangible  assets.  The
                                   Bank   will   exclude   net  treasury   stock
                                   purchases  totaling  up  to $2,000,000 during
                                   the  period  beginning  December   1st,  1999
                                   through December 31st, 2000 from the Tangible
                                   Net Worth covenant calculation.

          PERMITTED STOCK
          REPURCHASE:              Beginning   December    1st,   1999,  through
                                   December  31st,  2000  up  to  a  maximum  of
                                   $2,000,000 worth of publicly  traded,  common
                                   stock  can   be   repurchased  without  prior
                                   written bank approval as long as the Borrower
                                   remains  in  compliance  with  all  financial
                                   covenants.  Limited  purchases of stock  held
                                   by the  Borrower's management or the board of
                                   directors is  permitted.   Total purchases of
                                   management  and board member stock not exceed
                                   $250,000.

          MAXIMUM FUNDED
          DEBT TO TANGIBLE NET
          WORTH: Maintain a Total Funded Debt to Tangible Net Worth ratio of less than 0.25. Total Funded Debt is defined as all interest-bearing debt. Tangible Net Worth is defined at Net Worth minus any intangible assets.

All computations made to determine compliance with the covenant requirements shall be made in accordance with generally accepted accounting principles, applied on a consistent basis and certified by Borrower as being true and correct.

                          GENERAL TERMS AND CONDITIONS
                          ----------------------------

1. PRIME RATE: U.S. Bank's prime rate is the rate of interest which Lender from time to time establishes as its prime rate and is not, for example, the lowest rate of interest which Lender collects from any borrower or class of borrowers.

2. LOAN ADVANCES: Advances may be requested by Borrower from time to time in accordance with the terms of the promissory note. All advances shall be made at the sole option of Lender. Lender may decline to make any advance and may terminate the availability of advances at any time.

                                                                          PAGE 4
                                                PHOENIX GOLD INTERNATIONAL, INC.
                                                                DECEMBER 1, 1999

3. INSURANCE: Borrower shall maintain insurance in such amounts and covering such risks as Lender shall require.

4. FINANCIAL REPORTING: At any time requested by Lender, Borrower shall furnish any additional information regarding Borrower's financial condition and business operations that Lender reasonably requests. This information may include, but is not limited to, financial statements, tax returns, lists of assets and liabilities, agings of receivables and payables, inventory schedules, budgets and forecasts.

5. LOAN DOCUMENTATION: Borrower shall deliver to Lender duly executed promissory notes, deeds of trust, mortgages, security agreements, financing statements, loan agreements, guaranties, borrower authorizations, attorney opinion letters and other documents ("Loan Documents") as required by Lender in form and substance satisfactory to Lender and its counsel.

6.   NON-ASSIGNABLE:   This  credit  accommodation   may   not  be  assigned  by
     Borrower. No guarantor or any third party is intended as a third-party beneficiary or has any right to rely hereon.

7. ARBITRATION: Borrower and Lender hereby agree to be bound by the terms of the Arbitration clause attached hereto as Exhibit A.

8. EXPENSES: Borrower shall reimburse Lender for all out-of-pocket expenses incurred in connection with this credit accommodation upon demand, whether or not this transaction closes or is funded. Such expenses shall include, without limitation, attorney fees, title insurance fees, travel costs, examination expenses, and filing fees.

9. EXPIRATION DATE: This offer will expire on December 31, 1999 and the revolving credit facility contemplated by this letter must be documented and closed on or before January 15, 2000.

10. ACCESS LAWS: Without limiting the generality of any provision of this agreement requiring Borrower to comply with applicable laws, rules, and regulations, Borrower agrees that it will at all times comply with applicable laws relating to disabled access including, but not limited to, all applicable titles of the Americans with Disabilities Act of 1990.

This letter summarizes certain principal terms and conditions relating to the loan and supersedes all prior oral or written negotiations, understandings, representations and agreements with respect to the loan. However, the Loan Documents will include additional terms, conditions, covenants, representations, warranties and other provisions which Lender customarily includes in similar transactions or which Lender determines to be appropriate to this transaction. Except to the extent modified by any other agreement, all terms, condition, covenants and other provisions of this letter shall remain in effect until the revolving line of credit (including any renewals, extensions or modifications) is terminated and the loan balance is paid in full, and by signing below, Borrower agrees to comply with all such provisions.

In addition to the events of default in any Loan Document, any failure to comply with any term, condition or obligation in this letter shall constitute an event of default under each of the Loan Documents. The provisions of this letter shall survive the closing of the loan and the execution and delivery of the Loan Documents. In the event of a conflict between this letter and the Loan Documents, the terms of the Loan Documents shall control.

                                                                          PAGE 5
                                                PHOENIX GOLD INTERNATIONAL, INC.
                                                                DECEMBER 1, 1999

UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY LENDERS AFTER OCTOBER 3, 1989 CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY THE LENDER TO BE ENFORCEABLE.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER OREGON LAW.

If the above terms and conditions are acceptable to you, please sign, date and return the acknowledgment copy of this letter on or before the Expiration Date.

Sincerely,

/s/ Jeffery Swift

Jeffery Swift
Vice President
275-5175

Borrower hereby accepts Lender's offer to extend credit on terms and conditions stated above. Borrower hereby agrees to the Arbitration clause set forth in Exhibit A attached hereto.

PHOENIX GOLD INTERNATIONAL, INC.
--------------------------------

By:             /s/ Joseph K. O'Brien
                ---------------------
Title:          Chief Financial Officer and Secretary
                ----------------------------------------
Date:           December 6, 1999
                ----------------

                                                                          PAGE 6
                                                PHOENIX GOLD INTERNATIONAL, INC.
                                                                DECEMBER 1, 1999

                                    EXHIBIT A

ARBITRATION. Lender and Borrower agree that all disputes, claims and controversies between them, whether individual, joint, or class in nature, arising from this letter or the revolving line of credit or otherwise, including without limitation contract and tort disputes, shall be arbitrated pursuant to the Rules of the American Arbitration Association, upon request of either party. No act to take or dispose of any collateral securing any loan shall constitute a waiver of this arbitration agreement or be prohibited by this arbitration agreement. This includes, without limitation, obtaining injunctive relief or a temporary restraining order; foreclosing by notice and sale under any deed of trust or mortgage; obtaining a writ of attachment or imposition of a receiver; or exercising any rights relating to personal property, including taking or disposing of such property with or without judicial process pursuant to Article 9 of the Uniform Commercial Code. Any disputes, claims, or controversies concerning the lawfulness or reasonableness or any act, or exercise of any right, concerning any collateral securing any loan, including any claim to rescind, reform, or otherwise modify any agreement relating to the collateral securing any loan, shall also be arbitrated, provided however that no arbitrator shall have the right or other power to enjoin or restrain any act of any party. Judgment upon any award rendered by any arbitrator may be entered in any court having jurisdiction. Nothing herein shall preclude any party from seeking equitable relief from a court of competent jurisdiction. The statute of limitations, estoppel, waiver, laches, and similar doctrines which would otherwise be applicable in an action brought by a party shall be applicable in any arbitration proceeding, and the commencement of an arbitration proceeding shall be deemed the commencement of any action for these purposes. The Federal Arbitration Act shall apply to the construction, interpretation, and enforcement of this arbitration provision.